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                                                                  EXHIBIT 10.22A

                              MENLEY & JAMES, INC.
                               SEVERANCE AGREEMENT

                  THIS AGREEMENT is made as of the 24th day of September, 1998 and is entered into by and between GREG L. KEARL ("Executive") and MENLEY & JAMES, INC. (the "Company").

                  WHEREAS, the parties hereto are also parties to an existing agreement dated October 25, 1995 regarding Executive's employment and severance rights (the "Original Agreement"); and

                  WHEREAS, the Company, Menley & James Laboratories, Inc. (the "Subsidiary") and Numark Laboratories, Inc. have entered into an Asset Purchase Agreement dated August 21, 1998, pursuant to which substantially all the assets of the Subsidiary will be sold (the "Transaction"); and

                  WHEREAS, it is anticipated that Executive's employment by the Company will terminate upon consummation of the Transaction; and

                  WHEREAS, the Company wishes to provide and Executive wishes to accept certain severance benefits in lieu of any rights he may have under the Original Agreement.

                  NOW THEREFORE, in consideration of the material promises contained herein and intending to be legally bound hereby, the parties agree as follows:

                  1. Replacement of Original Agreement. Effective as of the date hereof, the Original Agreement is hereby terminated in all respects. From and after the date hereof, this Agreement will govern the respective rights and obligations of the parties regarding Executive's employment by the Company and the termination thereof.

                  2. Termination of Employment. Executive's employment by the Company will terminate upon execution of this Agreement. Within five (5) business days of the date hereof, the Company will pay Executive an amount in cash equal to $276,000 (net of legally required withholdings).

                  3. Transfer and Assignment. Neither Executive nor the Company may assign or transfer this Agreement or any right or obligation hereunder without the prior written consent of the other party.

                  4. Integration; Amendments. This Agreement contains the entire agreement and understanding of the parties relating to the subject matter hereof, and merges and supersedes all prior and contemporaneous discussions, agreements and understandings of every nature between the parties hereto relating to the termination of Executive's employment. This Agreement may not be changed or modified, except by an Agreement in writing signed by each of the parties hereto.

                  5. Governing Law. This Agreement will be construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania, without regard to the application of the principals of conflicts or choice of laws.

                  IN WITNESS WHEREOF, the parties have executed this Agreement, effective as of the first date above-written.

                                         MENLEY & JAMES, INC.

                                         By:   /s/ LAWRENCE D. WHITE
                                            ------------------------
                                         Title: President

                                         GREG L. KEARL

                                           /s/  GREG L. KEARL
                                           -------------------------